UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2019, Aceto Corporation, a New York corporation (the “Company”) entered into a post-petition Key Executive Incentive Agreement (the “Post-Petition Key Executive Agreement”) with William Kennally, III, the Company’s President and Chief Executive Officer. The Post-Petition Key Executive Agreement is designed to incentivize Mr. Kennally to maximize the value of the Company’s assets and to ensure optimum recovery for all of the Company’s stakeholders during the pendency of the Company’s chapter 11 bankruptcy proceedings. The Bankruptcy Court approved the Post-Petition Key Executive Agreement on April 9, 2019.

Under the Post-Petition Key Executive Agreement, Mr. Kennally is entitled to receive a bonus payment (the “Bonus”) upon (i) the consummation of each of (a) a sale of the Company’s wholly owned subsidiary, Rising Pharmaceuticals, Inc., (b) a sale of the Pharmaceutical Ingredients and Performance Chemical segments and the Nutritionals portion of the Human Health segment of the Company’s business (the “Chemicals Plus Business”), pursuant to a ChemPlus Enhanced Agreement (as defined in the Post-Petition Key Executive Agreement), or (c) a sale of the Company, or (ii) a Determination Event (as defined in the Post-Petition Key Executive Agreement), in each case on or prior to March 15, 2020 (each such event, a “Transaction”). If a Bonus is payable with respect to any Transaction, the amount of the Bonus will be less any amounts already paid to Mr. Kennally in connection with any prior Transaction. The maximum Bonus amount payable to Mr. Kennally is $1,600,000, less $800,000, which was previously paid to Mr. Kennally on February 19, 2019.

In connection with the execution of an Amended and Restated Asset Purchase Agreement for the sale of the Chemicals Plus Business to an affiliate of New Mountain Capital on April 14, 2019, which constitutes a ChemPlus Enhanced Agreement under the terms of the Post-Petition Key Executive Agreement, Mr. Kennally will receive a Bonus payment in the amount of $800,000 upon the closing of the sale of the Chemicals Plus Business.

The foregoing description of the Post-Petition Key Executive Agreement is not complete and is qualified in its entirety by reference to the Post-Petition Key Executive Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Post-Petition Key Executive Incentive Agreement, by and between Aceto Corporation and William C. Kennally, III, dated April 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: April 17, 2019	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO